Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS

North America Packaging Corporation and Subsidiary

Years ended December 31, 2003 and 2002 with Report of Independent Registered Public Accounting Firm

North America Packaging Corporation and Subsidiary

Audited Consolidated Financial Statements

Years ended December 31, 2003 and 2002

Report of Independent Registered Public Accounting Firm

Board of Directors

North America Packaging Corporation and Subsidiary

We have audited the accompanying consolidated balance sheets of North America Packaging Corporation and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of operations, redeemable preferred stock and stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of North America Packaging Corporation and Subsidiary at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

January 23, 2004, except with respect to the matter discussed in Note 20, as to which the date is July 7, 2004

North America Packaging Corporation and Subsidiary

Consolidated Balance Sheets

	December 31
	2003	2002
Assets
Current assets:
Cash	$—	$318,632
Trade accounts receivable, less allowance for doubtful accounts of $495,700 and $321,000, respectively	20,185,241	16,134,890
Inventories, net of reserve of $ 406,700 and $787,000, respectively	13,949,957	14,445,807
Prepaid expenses	1,002,297	928,127
Other current receivables	899,276	1,016,406
Income tax receivable	2,744,016	1,242,910
Other current assets	134,882	89,296
Deferred income taxes	903,999	327,000

Total current assets	39,819,668	34,503,068

Property and equipment, at cost, net of accumulated depreciation and amortization of $14,866,766 and $8,545,667, respectively	37,381,987	37,228,360
Goodwill	29,260,394	29,260,394
Deferred financing costs, net	1,187,411	—
Deposits	765,034	717,151

Total assets	$108,414,494	$101,708,973

	December 31
	2003	2002
Liabilities and stockholders’ equity
Current liabilities:
Bank overdraft	$114,310	$—
Trade accounts payable	20,666,035	18,270,776
Accrued expenses	4,444,440	5,509,336
Notes payable to financial institution under revolving loan	16,478,637	8,639,267
Current portion of long-term debt	6,000,000	200,000
Capital lease obligations	102,357	—

Total current liabilities	47,805,779	32,619,379

Long-term debt, less current portion	20,574,598	29,141,048
Accrued pension liability	3,268,577	3,279,254
Dividends payable	814,956	311,319
Accrued long-term incentive plan	1,191,289	—
Capital lease obligations	333,792	—
Redeemable common stock warrants	6,196,046	924,083
Series A redeemable stock warrants	21,538,000	—
Deferred income taxes	2,867,500	253,353

Total liabilities	104,590,537	66,528,436

Series A redeemable convertible preferred stock, $.01 par value; authorized 46,000 shares; issued and outstanding 21,538 and 23,000 shares in 2003 and 2002, redeemable at $1,000 per share (liquidation value per share)	—	23,000,000

Stockholders’ equity:
Series B preferred stock, $.01 par value; authorized 5,000 shares; issued and outstanding 2,388 and 2,000 shares in 2003 and 2002, respectively (liquidation value of $1,000 per share, plus accrued and unpaid dividends)	24	20
Common stock, $.01 par value; authorized 449,000 shares; issued and outstanding 60,000 shares	600	600
Additional paid-in capital	3,387,376	2,999,380
Retained earnings	967,537	9,748,648
Accumulated other comprehensive loss	(531,580)	(568,111)

Total stockholders’ equity	3,823,957	12,180,537

Total liabilities and stockholders’ equity	$108,414,494	$101,708,973

See accompanying notes.

North America Packaging Corporation and Subsidiary

Consolidated Statements of Operations

	Year ended December 31
	2003	2002
Net sales	$221,124,225	$195,622,585
Cost of goods sold	195,768,338	165,722,763

Gross profit	25,355,887	29,899,822

Selling, general and administrative expenses	15,563,251	18,219,227

Operating income	9,792,636	11,680,595

Other income (expense):
Interest income (expense), net	(18,604,544)	(4,564,350)
Other, net	731,505	687,225

Other income (expense), net	(17,873,039)	(3,877,125)

(Loss) income before income taxes	(8,080,403)	7,803,470

Income tax expense	—	(2,218,000)

Net (loss) income	$(8,080,403)	$5,585,470

See accompanying notes.

North America Packaging Corporation and Subsidiary

Consolidated Statements of Redeemable Preferred Stock and Stockholders’ Equity

	Series A Redeemable Convertible Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In Capital	Retained Earnings	Other Comprehensive Income		Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount			Minimum Pension Liability	Derivative Instruments
Balance at December 31, 2001	23,000	$23,000,000	2,000	$20	60,000	$600	$2,999,380	$4,327,242	$—	$—	$7,327,242
Net income	—	—	—	—	—	—	—	5,585,470	—	—	5,585,470
Additional minimum pension liability	—	—	—	—	—	—	—	—	(923,758)	—	(923,758)
Income tax benefit	—	—	—	—	—	—	—	—	355,647	—	355,647

Comprehensive income	—	—	—	—	—	—	—	—	—	—	5,017,359
Dividends	—	—	—	—	—	—	—	(164,064)	—	—	(164,064)

Balance at December 31, 2002	23,000	23,000,000	2,000	20	60,000	600	2,999,380	9,748,648	(568,111)	—	12,180,537
Net (loss) income	—	—	—	—	—	—	—	(8,080,403)	—	—	(8,080,403)
Reduction in additional minimum pension liability	—	—	—	—	—	—	—	—	180,698	—	180,698
Income tax benefit	—	—	—	—	—	—	—	—	(69,569)	—	(69,569)
Change in fair value of interest rate swap	—	—	—	—	—	—	—	—	—	(74,598)	(74,598)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	(8,043,872)
Issuance of shares in lieu of cash dividends	538	538,000	388	4	—	—	387,996	—	—	—	388,000
Reclass to liability per FAS 150	(23,538)	(23,538,000)	—	—	—	—	—	—	—	—	—
Dividends	—	—	—	—	—	—	—	(700,708)	—	—	(700,708)

Balance at December 31, 2003	—	$—	2,388	$24	60,000	$600	$3,387,376	$967,537	$(456,982)	$(74,598)	$3,823,957

See accompanying notes.

North America Packaging Corporation and Subsidiary

Consolidated Statements of Cash Flows

	Year ended December 31
	2003	2002
Operating activities
Net (loss) income	$(8,080,403)	$5,585,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	6,856,085	5,134,521
Loss and disposal of fixed assets	95,726	67,269
Amortization of debt issuance costs	150,000	—
Noncash interest expense	10,135,543	215,131
Provision for deferred taxes	2,037,148	1,417,353
Changes in operating assets and liabilities:
Accounts receivable, net	(4,050,351)	377,540
Inventory, net	495,850	(509,936)
Prepaid expenses	(74,170)	(102,397)
Other receivable	117,130	(611,410)
Other assets	(45,586)	87,748
Accounts payable and accrued expenses	1,330,363	5,499,337
Income taxes payable	(1,501,106)	(1,506,427)
Other liabilities	1,214,144	555,307

Net cash provided by operating activities	8,680,373	16,209,506

Investing activities
Purchases of property and equipment	(6,609,943)	(13,494,935)
Net change in deposits	(47,883)	—
Proceeds from sale of property and equipment	16,290	—

Net cash used in investing activities	(6,641,536)	(13,494,935)

North America Packaging Corporation and Subsidiary

Consolidated Statements of Cash Flows (continued)

	Year ended December 31
	2003	2002
Financing activities
Repayments of long-term debt	(36,193,613)	(7,400,000)
Payments of principal under capital leases	(75,635)	—
Redemption of Series A preferred shares	(2,000,000)	—
Payment to redeem common stock warrants	(4,130,698)	—
Payment of cash dividends	(955)	—
Debt issuance costs	(1,337,411)	—
Proceeds from borrowings	33,427,163	4,000,000
Net proceeds from revolving loan	7,839,370	710,894

Net cash used in financing activities	(2,471,779)	(2,689,106)

(Decrease) increase in cash and cash equivalents	(432,942)	25,465
Cash at beginning of period	318,632	293,167

(Bank overdraft) cash at end of period	$(114,310)	$318,632

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$7,959,399	$4,525,288

Income tax	$245,672	$1,720,360

Supplemental schedule of noncash investing and financing activities
Dividends accrued but not paid	$814,956	$311,320

Issuance of Series A preferred stock as dividend	$538,000	$—

Issuance of Series B preferred stock as dividend	$388,000	$—

Acquisition of equipment under capital leases	$511,785	$—

See accompanying notes.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements

1. Description of Business and Summary of Significant Accounting Policies

Description of Business

North America Packaging Corporation and Subsidiary (the “Company”) operates ten plants throughout the United States of America, Canada and Puerto Rico and is engaged in the manufacturing of a wide range of rigid industrial plastic packaging.

The Company was formed on April 26, 2001 to acquire substantially all of the assets of Southcorp Packaging USA, Inc.

Principles of Consolidation

The consolidated financial statements include the financial statements of North America Packaging Corporation and its wholly owned subsidiary, North America Packaging of Puerto Rico, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

Receivables

The Company provides an allowance for doubtful accounts equal to estimated collection losses that will be incurred in the collection of all receivables. Estimated losses are based on historical collection experience, as well as a review by management of the current status of all receivables.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the average cost method for all inventories.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 15 years. Property held under leasehold improvements is amortized straight line over the shorter of the lease term or estimated useful life of the asset. Repairs and maintenance are charged to operations as incurred, and expenditures for additions and improvements that extend the useful life of the asset are capitalized.

Goodwill

The Company has classified as goodwill the excess of purchase price over the fair value of net assets acquired in business combinations. Through December 31, 2001, goodwill was amortized on a straight-line basis over six years. Effective January 1, 2002, the Company adopted the provisions of Statements of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). Under SFAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually, or more frequently if indicators arise, for impairment. Additionally, the provisions of SFAS 142 require nonamortization of goodwill and indefinite-lived intangible assets.

Income Taxes

Income taxes are accounted for pursuant to Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred income taxes are provided on temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. These deferred taxes are measured by applying currently enacted tax laws.

Revenue Recognition

The Company recognizes revenue on sales when products are shipped and the customer takes ownership and assumes risk of loss.

Shipping and Handling

The Company classifies amounts billed to customers for shipping and handling in net sales and costs incurred for shipping and handling are classified as cost of sales.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Advertising

The Company expenses costs of advertising as incurred. Advertising expense for the years ended December 31, 2003 and 2002 was approximately $43,800 and $36,200, respectively.

Concentration of Credit Risk and Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable for sales of manufactured speciality products to certain customers. A certain customer accounted for 15.7% and 9.2% of consolidated revenues, as well as 29.0% and 16.3% of consolidated accounts receivable for the years ending December 31, 2003 and 2002, respectively.

Derivatives

The Company recognizes derivatives as either assets or liabilities in its consolidated balance sheet and measures those instruments at fair value. The Company’s derivative is an interest rate swap that was entered into in 2003, and represents a cash flow hedge. The Company’s objective for holding this derivative instrument is to convert a portion of the Company’s variable rate debt to fixed rate. In accordance with FAS 133, Accounting For Derivative Instruments and Hedging Activities, this hedge is considered perfectly effective, and no net gain or loss is recorded for changes in the fair value of the interest rate swap.

Deferred Financing Costs

Costs associated with the Company’s new credit facility are being amortized using the straight-line basis over the term of the facility. Amortization expense of $150,000 was charged to operations in 2003.

Reclassifications

Certain amounts from 2002 were reclassified to conform to the 2003 presentation. These reclassifications did not affect net income or stockholders’ equity as previously reported.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Standards

In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146 Accounting for Costs Associated with Exit or Disposal Activities (“FAS 146”). FAS 146 requires a liability for costs associated with an exit or disposal activity be recognized only when the liability is incurred, rather than at the date of an entity’s commitment to an exit plan. The new standard requires that the liability be initially measured at fair value. FAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted FAS 146 effective for any restructuring charges occurring after January 1, 2003. The effect of such adoption was not material to the Company’s net earnings or financial position.

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”). The Interpretation includes additional disclosure requirements as well as recognition and measurement provisions, which require a liability to be recorded for certain guarantees at fair value. The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements in this Interpretation are effective for financial statements of the Company for all interim or annual periods ending after December 15, 2002. The Company adopted FIN 45 effective January 1, 2003. The effect of such adoption was not material to the Company’s net earnings or financial position.

In January 2003, Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities (“FASB Interpretation No. 46”), was issued. Among other things, FASB Interpretation No. 46 defines a variable interest entity (“VIE”) as an entity that either has investor voting rights that are not proportional to their economic interests or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FASB Interpretation No. 46 requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss from the VIE’s activities. If no company is subject to a majority of such risk, consolidation would be required by a company that is entitled to receive a majority of the VIE’s residual returns. The Company intends to adopt FASB Interpretation No. 46 effective April 1, 2005, when adoption is mandatory for non-public companies. While management has not completed its evaluation of FASB Interpretation No. 46 at this time, it does not expect that the adoption of FASB Interpretation No. 46 will have a significant impact on the Company’s financial statements.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Standards (continued)

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“FAS 150”). This statement changes the accounting for certain financial instruments that, under previous guidance, could have been accounted for as equity. FAS 150 requires that those instruments be classified as liabilities in the balance sheet. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public companies the beginning of the first interim period beginning after June 15, 2003. The Company adopted the provisions of this statement effective July 1, 2003. As a result, the Company’s Series A redeemable preferred stock was reclassified as a liability on the Company’s balance sheet. In addition, dividends after July 1, 2003 will be expensed as incurred under the provisions of FAS 150.

2. Inventories

Categories of inventory consist of the following at December 31:

	2003	2002
Raw materials	$7,351,093	$6,118,521
Work-in-process	102,392	68,682
Finished goods	6,496,472	8,258,604

	$13,949,957	$14,445,807

3. Property and Equipment

Property and equipment consist of the following at December 31:

	2003	2002
Land and buildings	$2,414,883	$1,633,255
Machinery and equipment	46,629,478	39,670,673
Leasehold improvements	1,633,353	583,968
Construction in progress	1,571,039	3,807,169

	52,248,753	45,695,065
Accumulated depreciation and amortization	(14,866,766)	(8,466,705)

	$37,381,987	$37,228,360

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

4. Related Party Transactions

During 2002, the Company leased six of its manufacturing facilities from a stockholder of the Company. The leases were for an initial ten-year term expiring in 2011 with three consecutive renewal options of five years each. During 2003, five of these facilities were sold by the stockholder to third parties.

In addition, the Company leases one of its manufacturing facilities from a company owned by a member of the Board of Directors of the Company. The lease is for an initial fifteen-year term expiring in 2017 with three consecutive renewal options of five years each.

Total rent expense associated with these leases for the years ended December 31, 2003 and 2002 was $409,705 and $2,174,094, respectively.

The Company also paid consulting fees to a member of the Board of Directors of the Company in the amount of $96,000 for each of the years ended December 31, 2003 and 2002.

5. Revolving Credit Line and Long-Term Debt

On July 31, 2003, the Company entered into an agreement with Wachovia Bank, as agent for a new credit facility (“New Facility”). The New Facility provides for a maximum credit line of $55,547,343, which includes term loans, a revolving line of credit, and other letters of credit. The initial proceeds of the New Facility were used to repay existing indebtedness totaling approximately $31 million and to facilitate the redemption of certain common stock warrants.

Under the terms of the New Facility, the Company established new revolving credit facilities (including both revolving loans and letters of credit) of up to $27,500,000 with availability subject to the terms of the revolving credit agreement. These facilities expire on June 30, 2007. Interest on the revolving credit line is payable at an interest rate of either an Alternative Base Rate (which is the greater of prime or the Federal Funds effective rate plus 0.5%) or LIBOR plus a predetermined margin depending upon the Company’s leverage ratio. Borrowings are collateralized by inventory and receivables and are subject to certain advance ratios as outlined in the agreement. The Company pays an annual loan commitment fee in connection with the revolving credit facility.

The New Facility contains certain financial covenants, including but not limited to a restriction on the payment of dividends, restriction on entering new indebtedness, and maintenance of certain leverage and cash flow ratios. At December 31, 2003, the Company was in compliance with these covenants.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

5. Revolving Credit Line and Long-Term Debt (continued)

At December 31, 2003, amounts used under the revolving credit facility were as follows:

Revolving credit loans	$16,478,637

Letters of credit	$4,047,343

Long-term debt consists of the following at December 31:

	2003	2002
Note payable – Repaid in 2003.	$—	$1,050,000
Industrial development revenue bond, interest is payable monthly and is based on the weekly long-term tax-exempt municipal bond rate (1.3% at December 31, 2003). Principal is payable upon maturity in August 2022, collateralized by a building and certain machinery.	4,000,000	4,000,000
Term loan payable at an interest rate of either an alternative base rate (which is the greater of either prime or the federal funds effective rate plus 0.5%) or LIBOR advances plus a margin depending upon leverage ratio. Loan is collateralized by substantially all Company assets. As of December 31, the Company had all of this loan covered under LIBOR at a rate of 5.15%. Repayments of $1,500,000 are due quarterly throughout January 2005, with the remaining $1,000,0000 payable in April 2005.	8,500,000	—
Term loan payable at an interest rate of either an Alternative Base rate (which is the greater of either prime or the Federal Funds effective Rate plus 0.5%) or LIBOR advances plus a margin depending upon leverage ratio. Loan is collateralized by substantially all Company assets. As of December 31, the Company had $14,000,000 of this loan outstanding plus accrued interest bearing interest at a rate of 3.99% based on the LIBOR plus rate. Principal repayments of $1,500,000 are due quarterly throughout January 2005, with the remaining $1,000,0000 payable in June 2007.	14,074,598	—
Subordinated notes payable – Repaid in 2003.	—	24,291,048

Total long-term debt	26,574,598	29,341,048
Less current portion	(6,000,000)	(200,000)

Total long-term debt, less current portion	$20,574,598	$29,141,048

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

5. Notes Payable and Long-Term Debt (continued)

The aggregate maturities of long-term debt as of December 31, 2003 are as follows:

2004	$6,000,000
2005	5,500,000
2006	4,000,000
2007	7,074,598
2008	—
Thereafter	4,000,000

$26,574,598

6. Leases

The Company leases certain equipment and buildings under noncancelable operating leases expiring in various years through 2018. Certain of the leases contain escalation clauses and renewal options as outlined in the agreements. Rent expense is recorded on a straight-line basis over the term of the leases. Rent expense charged to operations, including the related party leases described in Note 4, during the years ended December 31, 2003 and 2002 was approximately $5,351,100 and $4,043,400, respectively.

Future minimum lease payments, by year and in the aggregate, under capital and non-cancelable operating leases with remaining terms of one year or more consisted of the following at December 31, 2003:

	Operating Leases	Capital Leases
2004	$4,400,088	$119,446
2005	4,303,131	119,446
2006	4,259,107	119,446
2007	4,248,337	119,446
2008	3,920,777	9,954
Thereafter	8,184,017	—

Total minimum payments	$29,315,457	487,738

Less amounts representing interest		(51,589)

Present value of capital lease obligations		436,149
Less current maturities		(102,357)

Capital lease obligations, less current maturities		$333,792

The net book value of assets under capital leases at December 31, 2003 was approximately $483,000 and is included in property and equipment. The Company had no capital leases at December 31, 2002.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

7. Income Taxes

Earnings (loss) before income taxes for December 31 are:

	2003	2002
Domestic	$(10,861,211)	$4,868,324
Foreign	2,780,808	2,935,146

	$(8,080,403)	$7,803,470

The components of income tax expense consisted of the following at December 31:

	2003	2002
Federal income taxes:
Current	$(1,904,000)	$328,000
Deferred	1,695,338	1,451,000

Total federal income taxes	(208,662)	1,779,000

State income taxes:
Current	—	60,000
Deferred	93,362	322,000

Total state income taxes	93,362	382,000
Foreign income taxes – current	115,300	57,000

Total income tax expense	$—	$2,218,000

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

7. Income Taxes (continued)

The reasons for the difference between the Company’s effective tax rate attributable to income for the years ended December 31, 2003 and 2002 and the amount computed by applying the statutory federal income tax rate to income before income taxes are as follows:

	2003	2002
Income tax expense at statutory rate	(34.0)%	34.0%
Nondeductible interest and dividends	42.7	—
State income taxes, net of federal income tax benefits	0.8	3.1
Difference in federal and foreign tax rate on income of Puerto Rico subsidiary	(10.3)	(11.5)
Other, net	0.8	2.8

	—%	28.4%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 is presented below:

	2003	2002
Deferred tax assets:
Amortization	$888,579	$1,922,000
Reserves	189,691	98,000
Accruals	1,888,163	538,000
Financing charges	155,632	164,000
Uniforms	267,865	312,000
Additional minimum pension liability	332,778	355,647

	3,722,708	3,389,647

Deferred tax liabilities:
Depreciation	$5,137,453	$3,069,000
Accruals	309,492	—
Accrued original issue discount on notes	—	37,000
Prepaid insurance	186,221	176,000
Amortization of start-up costs	53,043	34,000

	5,686,209	3,316,000

Net deferred tax asset (liability)	$(1,963,501)	$73,647

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

7. Income Taxes (continued)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

8. Common Stock

The Company has authorized and issued shares of one class of voting common stock.

In liquidation, after the payment in full of the Series A Liquidation Preference and the Series B Liquidation Preference, the common stockholders are entitled to the remaining assets and funds of the Company, if any, on a pro rata basis.

9. Preferred Stock

Series A Redeemable Preferred

During 2001, the Company designated 46,000 shares of convertible redeemable preferred stock as Series A redeemable preferred stock and issued 23,000 shares of Series A redeemable preferred stock for $23,000,000. During 2003, pursuant to an agreement with the stockholder, the Company redeemed 2,000 shares of its Series A redeemable preferred stock for $2,000,000.

The significant features of the Series A Preferred are as follows:

Redemption – The Company has the right and option at any time to redeem all, but not part, of the Series A redeemable preferred stock by paying, in full, $1,000 (Series A Liquidation Value) per share plus any accrued and unpaid dividends. The Series A redeemable preferred stock includes a mandatory redemption at the Series A Liquidation Value per share plus any accrued and unpaid dividends upon the first to occur of (a) six months after the satisfaction of all third-party debt, (b) the sale of all or substantially all of the Company’s assets (c) the sale of capital shares of the Company that have a majority of the voting rights, or (d) May 31, 2009.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

9. Preferred Stock (continued)

Voting – Holders of Series A preferred stock are not entitled to voting rights. However, at all times the Series A preferred stock is outstanding, one director of the Company’s five-member Board of Directors shall be elected solely by the holders of the Series A Preferred Stock.

Dividends – The holders of Series A redeemable preferred stock shall be entitled to receive dividends accruing from March 1, 2003, payable semi-annually on March 31 and September 30 of each year. Effective June 30, 2003, the Company entered into a Dividend Forbearance Agreement with the holders of the Series A preferred stock and Series B preferred stock. Pursuant to this agreement, declaration and payment of dividends on these classes of preferred stock are deferred until March 31, 2006, however dividends continue to accrue. The dividend rate for Series A redeemable preferred stock is prime plus 2.75%. As of December 31, 2003, the Company has accrued $732,882 in dividends payable to holders of Series A preferred stock. In accordance with FAS 150, the Company expensed all dividends related to Series A redeemable convertible preferred stock after July 1, 2003.

Liquidation – In the event of liquidation or dissolution of the Company, the holders of Series A redeemable preferred stock are entitled to receive, prior and in preference to any distribution of any assets or surplus funds to the holders of common stock and Series B redeemable preferred stock, an amount equal to $1,000 per share for Series A redeemable preferred stock plus all accrued and unpaid dividends thereon.

Conversion – Each share of Series A preferred stock shall be convertible, at the option of the holder at any time after May 31, 2009, and at any time a default should exist, without payment of additional consideration, into the greater of (i) the number of fully paid, non-assessable shares of common stock resulting from the quotient of the Liquidation Value of such share divided by the Conversion Price (initially equal to $333 per share) in effect on the date of conversion or (ii) a pro rata portion of the number of shares of fully paid, non-assessable shares of Common Stock representing 50.1% of the issued capital stock of the Corporation on a fully diluted basis.

Series B Preferred

During 2001, the Company designated 5,000 shares of preferred stock as Series B preferred stock and issued 2,000 shares of Series B preferred stock for $2,000,000 to an entity owned by officers of the Company.

The significant features of the Series B Preferred are as follows:

Redemption – The Company has the right, solely at its option, after redemption of the Series A redeemable preferred stock, to redeem all, but not part, of the Series B redeemable preferred stock by paying, in full, $1,000 (Series B Liquidation Value) per share plus any accrued and unpaid dividends.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

9. Preferred Stock (continued)

Voting – Holders of Series B preferred stock are not entitled to voting rights.

Dividends – The holders of Series B redeemable preferred stock shall be entitled to receive dividends accruing from the date of issuance, payable semi-annually on March 31 and September 30 of each year. Effective June 30, 2003, the Company entered into a Dividend Forbearance Agreement with the holders of the Series A preferred stock and Series B preferred stock. Pursuant to this agreement, declaration and payment of dividends on these classes of preferred stock are deferred until March 31, 2006, however dividends continue to accrue. The dividend rate for Series B redeemable preferred stock is prime plus 2.75%. As of December 31, 2003, the Company has accrued $82,074 in dividends payable to holders of Series B redeemable preferred stock.

Liquidation – Subject to the prior satisfaction of the Company’s obligations under the warrants (Note 10) and the Series A liquidation preference, in the event of liquidation or dissolution of the Company, the holders of Series B redeemable preferred stock are entitled to receive, prior and in preference to any distribution of any assets or surplus funds to the holders of common stock, an amount equal to $1,000 per share for Series B redeemable preferred stock plus all accrued and unpaid dividends thereon.

10. Warrants

In connection with the issuance of the subordinated notes payable (Note 5), the Company issued warrants to purchase 19,408 shares of common stock at an exercise price of $0.01 per share. The number of shares to be issued upon exercise of the warrant may vary based upon the terms outlined in the warrant agreement. Proceeds from the issuance of the subordinated notes payable in the amount of $924,083 were allocated to the stock warrants, based upon the estimated fair value of the warrants on the date of issuance. The value of the warrants was recorded as a discount to the subordinated notes payable. The discount was being amortized to interest expense over the term of the debt.

Each warrant holder has the right, at the earlier of the fifth anniversary of the date on which the warrants were issued or a change of control (as defined in the agreement), to cause the Company to repurchase the warrants, or issued warrant shares, at their fair market value.

The Company has the right to repurchase the warrants, or issued warrant shares, at their fair market value, at any time after the sixth anniversary of the date on which the warrants were issued. The Company may exercise its call right prior to the sixth anniversary of the warrant issuance by paying the greater of the warrant’s fair market value or the “floor” (as defined in the agreement).

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

10. Warrants (continued)

During 2003, the Company redeemed 7,764 of the outstanding common stock warrants for a cash payment of $6,680,833, which represented the “floor” as defined in the agreement. The Company recorded interest expense in the amount of $2,550,135 related to this payment, which represented the excess of the cash payment over the fair market value of the common stock warrants.

In addition, on the date of the transaction, the Company determined the fair value of the redeemed and remaining outstanding warrants to be $10,326,745 under the requirements of EITF 00-19 – “EITF 00-19: Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” The Company recorded the incremental warrant value (above the original recorded fair value of $924,083) of $9,402,662 as interest expense in the Company’s 2003 Statement of Operations. The carrying value of the remaining outstanding redeemable common stock warrants was adjusted to the fair market value as of the date of the transaction. As a result of the repayment of the subordinated notes payable, the outstanding common stock warrants are redeemable at the warrants’ fair value.

11. Employee Benefit Plan

The Company sponsors two defined contribution plans pursuant to Section 401(k) of the Internal Revenue Code. The plans are available to employees upon completion of one year of service. The Company matches 50% of employee contributions to the plan up to 6% of the employee’s annual base salary, commission and bonus. The Company recognized expense of approximately $924,300 and $942,900 related to the plan for the years ended December 31, 2003 and 2002, respectively.

12. Pension Plan

The Company has a defined benefit pension plan covering certain employees. The benefits are based on years of service and the employee’s compensation during the five years before retirement. The Company makes annual contributions to the plan equal to the maximum amount that can be deducted for income tax purposes.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

12. Pension Plan (continued)

The net periodic retirement benefit cost of the Company’s defined benefit plan included the following components for the years ended December 31:

	2003	2002
Service cost	$704,494	$569,444
Interest cost	633,513	518,878
Expected return on plan assets	(513,726)	(451,109)
Amortization of unrecognized (gain)/loss	35,250	—

Total net periodic benefit cost	$859,531	$637,213

The following table sets forth the change in benefit obligation, change in plan assets, funded status and amounts recognized in the Company’s consolidated balance sheets as of December 31:

	2003	2002
Change in benefit obligation:
Net benefit obligation at beginning of year	$9,437,146	$7,193,785
Service cost	704,494	569,444
Interest cost	633,513	518,878
Plan amendments	247,441	—
Actuarial (gains)/losses	560,802	1,345,566
Benefits paid	(210,079)	(190,527)

Net benefit obligation at end of year	$11,373,317	$9,437,146

Change in plan assets:
Fair value of plan assets at beginning of year	$4,856,132	$5,192,374
Actual return on plan assets	98,017	(583,268)
Employer contributions	891,160	437,553
Benefits paid	(210,079)	(190,527)

Fair value of plan assets at end of year	$5,635,230	$4,856,132

	2003	2002
Funded status of plan at end of year	$(5,502,184)	$(4,581,014)
Additional minimum liability	(743,060)	(923,758)
Unrecognized prior service cost	247,441	—
Unrecognized actuarial (gains)/losses	2,729,226	2,225,518

Accrued benefit cost recognized in the consolidated balance sheet	$(3,268,577)	$(3,279,254)

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

12. Pension Plan (continued)

Assumptions used to determine benefit obligations at December 31 are as follows:

	2003	2002
Discount rate	6.25%	6.75%
Rates of increase in compensation levels	4.25	4.25

Assumptions used to determine net periodic benefit cost for years ended December 31 are as follows:

	2003	2002
Discount rate	6.75%	7.25%
Expected long-term rate of return on plan assets	8.75	8.75
Rates of increase in compensation levels	4.25	4.25

Basis Used to Determine the Overall Expected Long-Term Rate of Return on Assets:

North America Packaging Corporation employs a building block approach in determining the long-term rate of return for plan assets. Historical markets are studied and long-term historical relationships between equities and fixed-income are preserved consistent with the widely accepted capital market principle that assets with higher volatility generate a greater return over the long run. Current market factors such as inflation and interest rates are evaluated before long-term capital market assumptions are determined. The long-term portfolio return is established via a building block approach with proper consideration of diversification and rebalancing. Peer data and historical returns are reviewed to check for reasonability and appropriateness.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

12. Pension Plan (continued)

The Company’s pension plan has an accumulated benefit obligation in excess of the fair value of plan assets. The following information is required disclosure for pension plans with an accumulated benefit obligation in excess of plan assets:

	2003	2002
Projected benefit obligation	$11,373,317	$9,437,146
Accumulated benefit obligation	$9,387,151	$7,697,833
Fair value of plan assets	$5,635,230	$4,418,579

Plan Assets

The Company’s plan assets are included in a trust at December 31, by asset categories as follows:

Asset Category	2003	2002
Equity Securities	60%	60%
Fixed Income Securities	40%	35%
Cash Equivalents	—	5%

North America Packaging Corporation employs a total return investment approach whereby a mix of equities and fixed income investments are used to maximize the long-term return of plan assets for a prudent level of risk. Risk tolerance is established through careful consideration of plan liabilities, plan funded status, and corporate financial condition. The investment portfolio contains a diversified blend of equity and fixed-income investments. Furthermore, equity investments are diversified across U.S. and non-U.S. stocks, as well as growth, value, and small and large capitalizations. Other assets such as real estate, private equity, and hedge funds are used judiciously to enhance long-term returns while improving portfolio diversification. Derivatives may be used to gain market exposure in an efficient and timely manner; however, derivatives may not be used to leverage the portfolio beyond the market value of the underlying investments. Investment risk is measured and monitored on an ongoing basis through quarterly investment portfolio reviews, annual liability measurements, and periodic asset/liability studies.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

12. Pension Plan (continued)

Cash Flows

Contributions

The Company expects to contribute approximately $1,500,000 to its pension plan in 2004.

13. Self-Insurance Contingency

The Company utilizes third-party insurance subject to varying retention levels or self-insurance. Such self-insurance relates to losses and liabilities primarily associated with workers’ compensation claims. Losses are accrued for based upon third-party estimates. Should actual losses exceed these estimates, the Company would record the additional losses in the period they become known.

14. Financial Instruments

In the ordinary course of business with customers, vendors and others, the Company is contingently liable for performance under letters of credit totaling $5.1 million and $4.8 million at December 31, 2003 and 2002, respectively. Management does not believe it is practicable to estimate the fair value of these financial instruments and does not expect any material losses from their resolution since performance is not likely to be required.

15. Derivative Financial Instruments

Objectives and Strategies

Interest Rate Management – the Company entered into an interest rate swap agreement in 2003 to effectively convert 75% of the Company’s variable rate long-term debt to a fixed rate basis, thus reducing the impact of interest rate changes on future income through July 30, 2007.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

15. Derivative Financial Instruments (continued)

Financial Reporting Policy

The interest rate swap discussed above is a cash flow hedge and is recorded on the balance sheet as its fair value ($74,598) as of December 31, 2003, which is included in “other long-term liabilities” and “accumulated other comprehensive loss,” with no impact on earnings.

The terms of the interest rate swap and the hedged item ($16,875,000 as of December 31, 2003) exactly match, enabling the Company to use the hypothetical method of accounting for derivatives as defined by SFAS 133. This hedge is perfectly effective in offsetting changes in expected cash flows due to fluctuations in the variable interest rate over the term of the debt. This agreement involves the receipt of the variable rate amounts in exchange for a fixed rate interest payment over the life of the agreement without exchange of the underlying notional amounts. The differential in cash to be paid or received is accrued and is recognized as an adjustment to interest expense or income for the reporting period.

16. Fair Value of Financial Investments

The carrying amounts and estimated fair values of the Company’s financial investments, none of which are held for trading purposes, as of December 31, 2003 and 2002 approximate fair value.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash

The carrying amounts approximate fair value because of the short maturity of the instruments.

Notes Payable to Financial Institution

The carrying amounts approximate fair value because the variable interest rate is based on LIBOR, as defined.

Long-Term Debt

The carrying amounts approximate fair value because of the variable interest rates of the debt instruments.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

17. Common Stock Reserved for Future Issuance

The Company has reserved authorized shares of common stock (on a fully diluted basis) for future issuance as follows at December 31, 2003:

Outstanding common stock warrants	28,980
Conversion of Series A Redeemable Convertible Preferred Stock	89,331

118,311

18. Commitments and Contingencies

The Company’s operations are subject to and affected by federal, state and local laws and regulations relating to the environment, health and safety and other regulatory matters. Certain of the Company’s operations may, from time to time, involve the use of substances that are classified as toxic or hazardous within the meaning of these laws and regulations. Environmental operating permits are, or may be, required for certain of the Company’s operations, and such permits are subject to modification, renewal and revocation. The Company regularly monitors and reviews its operations, procedures and policies for compliance with these laws and regulations. Despite these compliance efforts, risk of environmental liability is inherent in the operation of the Company’s businesses, as it is with other companies engaged in similar businesses, and there can be no assurance that environmental liabilities will not have a material adverse effect on the Company in the future.

The Company is currently involved in litigation with the landlord of a previous manufacturing facility. The former landlord and the Company have filed complaints and counter-complaints alleging breach of lease and breach of a corrective action agreement, among other things. Although it is not possible to predict with certainty the outcome of this litigation or the range of possible loss or recovery, based upon current information, management believes this litigation will not have a material effect on the financial position, results of operations or cash flows of the Company.

North America Packaging Corporation and Subsidiary

Notes to Consolidated Financial Statements (continued)

19. Long-Term Incentive Plan

In 2001, the Company adopted the Long-Term Incentive Plan to provide incentive opportunities that attract, retain and motivate key employees. The Plan is a cash-based, long-term incentive plan. The Plan authorizes the grant of Phantom Stock Units, as defined in the Plan, that provide participants with an opportunity to participate in the growth of shareholder value over time.

Changes in the fair value of the Phantom Stock Units between the date of grant and the measurement date result in changes to the overall compensation cost that is recorded. Costs associated with this plan are charged to expense over the period in which the plan participants provide services to the Company. During the year ended December 31, 2003, the Company accrued $1,191,289 in compensation cost related to outstanding grants under the Plan.

20. Subsequent Event

Effective July 7, 2004, BWAY Corporation (“BWAY”) acquired all of the issued and outstanding shares of stock of the Company, pursuant to a stock purchase agreement, dated as of May 28, 2004. As a result of the Acquisition, the Company became a wholly owned subsidiary of BWAY.